SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2007

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation	File Number	Identification No.)

10 S. First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
         240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
         240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

        On July 25, 2007, Banner Corporation issued its earnings release for the quarter ended June 30, 2007. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

        (c)         Exhibits

        99.1       Press Release of Banner Corporation dated July 25, 2007.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: July 25, 2007	By: /s/D. Michael Jones
D. Michael Jones
President and Chief Executive Officer

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Exhibit 99.1

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Contact: D. Michael Jones,
President and CEO
Lloyd W. Baker, CFO
(509) 527-3636
News Release

BANNER CORPORATION REPORTS SECOND QUARTER PROFITS OF $7.1 MILLION;
LOANS INCREASE 28% AND DEPOSITS INCREASE 39%

Walla Walla, WA - July 25, 2007 - Banner Corporation (NASDAQ GMS: BANR), the parent company of Banner Bank, today reported that substantial loan and deposit growth, both internal and through acquisition, contributed to second quarter profits. In the second quarter of 2007, net income was $7.1 million, or $0.48 per diluted share. In the second quarter a year ago, following a $3.4 million after-tax recovery from an insurance settlement, Banner earned $9.4 million, or $0.77 per diluted share. For the first six months of this year, net income totaled $14.9 million, or $1.09 per diluted share, compared to $16.1 million, or $1.33 per diluted share, in the first six months of 2006.

In the quarter ended June 30, 2007, Banner's net income included net charges of $1.9 million ($1.2 million after tax) as a result of changes in the valuation of financial instruments carried at fair value in accordance with the adoption of Statement of Financial Accounting Standards (SFAS) No. 159 and SFAS No. 157. Excluding fair value adjustments and the insurance recovery, second quarter net income from recurring operations increased 40% to $8.3 million, or $0.56 per diluted share, compared to $5.9 million, or $0.49 per diluted share in the second quarter of 2006. For the first six months of 2007, excluding fair value adjustments and the insurance recovery, net income increased 21% to $15.4 million, or $1.12 per diluted share, compared to $12.7 million, or $1.05 per diluted share, in the first half of 2006. See footnote below and "Pro Forma Disclosures Excluding Fair Value Adjustments and 2006 Insurance Recovery."

In June 2006, Banner announced that it had reached a $5.5 million insurance settlement relating to a loss incurred in 2001. The net amount of the settlement, after costs, resulted in a $5.4 million credit to other operating expense and contributed approximately $3.4 million, or $0.28 per share, to second quarter 2006 earnings. Excluding this insurance settlement, net income from recurring operations was $5.9 million and $12.7 million, respectively, for the quarter and six months ended June 30, 2006.

"Our second quarter and year-to-date profits are a direct result of the sustained growth in our balance sheet," said D. Michael Jones, President and Chief Executive Officer. "Reflecting strong internal growth and acquisitions we have increased loans 28% (18% from acquisitions) and deposits 39% (18% from acquisitions) during the twelve months ended June 30, 2007. As a result of our aggressive franchise expansion, we have added 16 new branches through acquisition, opened 17 new branches and relocated six others in less than three years. Most recently, we opened branches in Beaverton, Oregon and Bellingham, Washington, and on May 1, 2007, we closed our acquisitions of F&M Bank and San Juan Financial Holding Company. F&M Bank had $433 million in assets, $389 million in total loans and $348 million in deposit balances at closing. On the same date, San Juan Financial Holding Company had $160 million in assets, $118 million in total loans and $124 million in deposit balances. In addition to these two acquisitions, we also entered into a definitive merger agreement to acquire NCW Community Bank of Wenatchee, Washington, on June 27, 2007. NCW Community Bank had approximately $100 million in assets, $89 million in total loans and $91 million in deposit balances at June 30, 2007. We anticipate closing this most recent proposed acquisition during the fourth quarter of 2007, subject to regulatory approval and the approval of the shareholders of NCW Community Bank. We are rapidly reaching a size in terms of number of branches that will generate deposit growth sufficient to fund our expected loan growth and payoff FHLB borrowings. When this occurs, we will decelerate our de novo branch expansion program to a more moderate pace."

Second Quarter 2007 Highlights (compared to second quarter 2006)

  Net income, excluding fair value adjustments and insurance recovery, increased 40% to $8.3 million, or $0.56 per diluted share, compared to $5.9 million, or $0.49 per share a year ago.
  Net interest income before provision for loan losses grew 22% to $38.1 million.
  Revenues advanced 24% to $45.0 million, excluding fair value adjustments.
  Total deposits increased by $1 billion, or 39%, to $3.59 billion.
  Loans increased 28% to $3.58 billion.
  Credit quality remains solid with non-performing assets representing 0.35% of total assets and net charge-offs declining to just
  0.01% of average loans.

*Earnings information excluding the fair value adjustments and insurance recovery (net income from recurring operations) represent non-GAAP (Generally Accepted Accounting Principles) financial measures. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide more useful and comparative information to assess trends in the Company's core operations reflected in the current quarter and year-to-date results. Where applicable, the Company has also presented comparable earnings information using GAAP financial measures.

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BANR - Second Quarter 2007 Results
July 25, 2007

Income Statement Review

"We have actively managed our assets and liabilities over the past two years to enhance our net interest margin. While our margin expansion in the second quarter is due in part to our acquisitions, it also reflects continuing changes in our asset and liability mix," said Jones. "We expect our net interest margin to remain stable during the next few quarters. We also believe the Northwest economy will continue to be strong and will afford us good growth opportunities." Banner's net interest margin was 4.11% for the second quarter of 2007, compared to 3.94% in the quarter ended March 31, 2007, and 4.11% for the quarter ended June 30, 2006. Funding costs for the quarter ended June 30, 2007 decreased 16 basis points compared to the previous quarter and increased 33 basis points from the second quarter a year earlier, while asset yields increased one basis point from the prior linked quarter and 27 basis points from the comparable quarter a year ago.

For the quarter ended June 30, 2007, net interest income before the provision for loan losses increased 22% to $38.1 million, compared to $31.2 million in the same quarter a year ago. Year-to-date, net interest income before the provision for loan losses increased 15% to $70.3 million, compared to $61.1 million in the same period a year ago. Banner's net interest margin for the six months year-to-date was 4.04%, compared to 4.17% for the first six months of 2006 and 4.00% for the six months ended December 31, 2006.

"Higher deposit fee revenue reflects the strong deposit growth we have generated over the past year, both internally and through our acquisitions, as well as increased revenues from other fee generating activities," said Jones. "Despite the moderating housing market trends, mortgage banking operations also improved compared to a year ago." Revenues (net interest income before the provision for loan losses plus other operating income) excluding fair value adjustments increased 24% to $45.0 million in the second quarter, from $36.2 million in the second quarter last year. Revenues increased 17% to $82.3 million, excluding fair value adjustments, in the first half of 2007, compared to $70.6 million in the same period a year ago.

Total other operating income, excluding fair value adjustments, for the second quarter increased 37% to $6.9 million, compared to $5.0 million for the same quarter a year ago. For the first six months of 2007, total other operating income increased 26% to $12.0 million, excluding fair value adjustments, compared to $9.5 million in the first six months of 2006. Income from deposit fees and other service charges increased 41% to $4.1 million in the second quarter, compared to $2.9 million for the same period in 2006. Income from mortgage banking operations increased 24% from the second quarter of 2006, reflecting the still relatively sound northwest housing markets. Net fair value adjustments as a result of changes in the value of financial assets and liabilities recorded at fair value under SFAS No. 159 resulted in a decrease of $1.9 million for the quarter ended June 30, 2007 and a decrease of $697,000 for the first six months of 2007.

"Our new and acquired branches are proving to be very successful in helping us reach new customers and grow deposits. Although they initially increase our expenses, over time they will add to our profitability by providing low-cost core deposits to fund our loan growth," said Jones. Other operating expenses increased to $31.3 million in the second quarter of 2007, compared to $25.4 million, excluding the insurance recovery, in the second quarter a year ago, reflecting both new branches and the two acquisitions. The ratio of other operating expense (expense ratio) to average assets was 3.14% in the second quarter of 2007, compared to 2.48% for the second quarter last year and 3.02% for the first quarter of 2007. Without the recovery, the ratio for the second quarter of 2006 would have been 3.14%. While not reflected in the second quarter's results, we are making good progress toward implementing the cost savings and revenue enhancement strategies anticipated with respect to the F&M Bank and San Juan Financial Holding Company acquisitions. As a result, we believe our ratio of normal recurring operating expenses to average assets will decline in future periods.

The efficiency ratio was 72.63% (69.60% excluding fair value adjustments) in the quarter ended June 30, 2007, versus 55.24% (70. 01% excluding the insurance recovery) a year earlier. For the first six months of 2007, the efficiency ratio was 70.30% (69 70% excluding fair value adjustments), compared to 61.18% (68.75% excluding the insurance recovery) in the first six months of 2006.

Banner Corporation elected early adoption of SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, and SFAS No. 157, Fair Value Measurements, effective January 1, 2007. SFAS No. 159, which was issued in February 2007, generally permits the measurement of selected eligible financial instruments at fair value at specified election dates. SFAS No. 157 defines fair value, establishes a framework for measuring fair value under generally accepted accounting principals (GAAP), and expands disclosures about fair value measurement. The Company made this election to allow it more flexibility with respect to the management of its investment securities, wholesale borrowings and interest rate risk position in future periods.

Upon adoption of SFAS No.159, the Company selected fair value measurement for all of its "available for sale" investment securities, Federal Home Loan Bank advances and junior subordinated debentures, which had fair values of approximately $226.2 million, $176.8 million and $124.4 million, respectively, on January 1, 2007. The initial fair value measurement of these instruments resulted in a $3.5 million adjustment for the cumulative effect, net of tax, as a result of the change in accounting, which was recorded as a reduction in retained earnings as of January 1, 2007, and which under SFAS No. 159 has not been recognized in current earnings. While the adjustment to retained earnings is permanent, approximately $2.6 million of the amount was previously reported as accumulated other comprehensive loss at December 31, 2006, so the reduction in total shareholders' equity was only $897,000 on January 1, 2007. Following the initial election, changes in the value of financial instruments recorded at fair value are recognized as gains or losses in subsequent financial reporting periods. As a result of the adoption of SFAS No. 159 and changes in the fair value measurement of the financial assets and liabilities noted above, the Company recorded a net gain of $1.2 million ($755,000 after tax) in the quarter ended March 31, 2007, and a net loss of $1.9 million ($1.2 million after tax) in the quarter ended June 30, 2007.

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BANR - Second Quarter 2007 Results
July 25, 2007

Balance Sheet Review

"The loan portfolio, although expanding at a more moderate pace, is still growing at double-digit rates," Jones said. "Our lending personnel have generated strong growth in commercial and multifamily real estate loans, construction and land loans, and commercial and agricultural business loans, which combined account for 83% of the loan portfolio at June 30, 2007. In addition, the origination and sale of one-to-four family loans through our mortgage banking operations has continued to be solid." Net loans increased 28% (18% from acquisitions) to $3.58 billion at June 30, 2007 compared to $2.79 billion at June 30, 2006.

Total deposits increased 39% (18% from acquisitions) to $3.59 billion at June 30, 2007, compared to $2.58 billion at the end of June 2006. Non-interest-bearing accounts increased 43% and total transaction and savings accounts increased 48% during the twelve months ending June 30, 2007, while certificates of deposit increased 32%. "We continue to be successful in increasing the number of transaction accounts, and total deposit growth for the quarter was very encouraging," said Jones.

FHLB borrowings declined substantially to $34 million at June 30, 2007, compared to $93 million at March 31, 2007 and $369 million at June 30, 2006 as a result of Banner's asset and liability management strategies, which resulted in strong deposit growth and declining securities balances. The securities portfolio declined by 20% to $231 million at June 30, 2007, from $290 million a year earlier, as a result of sales, maturities and principal prepayments despite the addition of $33.0 million of securities held by the two acquired banks on the effective closing date. During the quarter ended June 30, 2007, the Company also called and repaid $25.8 million of junior subordinated debentures (trust preferred securities), which carried an interest rate of 9.09% for the six months immediately preceding the call date.

During the quarter ended June 30, 2007, the Company issued 2,592,611 shares in connection with the acquisitions of F&M Bank and San Juan Financial Holding Company, resulting in $113.2 million of additional equity. The acquisitions also resulted in an increase of $93.2 million of goodwill and other intangibles. The Company also issued 80,788 shares through its Dividend Reinvestment and Stock Purchase Plan and a net of 32,248 shares in connection with the exercise of vested stock options. This stock issuance, combined with the changes in retained earnings as a result of operations and the effects of fair value accounting, net of quarterly dividend distributions, resulted in a $120.8 million increase in shareholders' equity for the quarter ended June 30, 2007 compared to March 31, 2007. At June 30, 2007, shareholder's equity was $402.3 million compared to $232.5 million at the end of June 2006.

Assets increased 26% to $4.27 billion at June 30, 2007, compared to $3.40 billion a year earlier. Book value per share increased to $26.06 at June 30, 2007, from $19.43 a year earlier, and tangible book value per share was $18.77 at quarter-end, compared to $16.39 a year earlier.

Credit Quality

"Asset quality remains an important focus for us and we place a strong emphasis on maintaining our credit standards in what has become a highly competitive market," Jones said. "We employ a disciplined approach monitoring for signs of loan quality deterioration. Our local economies remain strong and Banner Bank has not engaged in any sub-prime lending. As a result, we expect to continue to experience acceptable levels of loan delinquencies and charge-offs." The provision for loan losses for the second quarter was $1.4 million, compared to $2.3 million in the second quarter a year ago. Non-performing assets were $14.9 million, or 0.35% of total assets, at June 30, 2007, compared to $14.1 million, or 0.39% of total assets at March 31, 2007 and $11.0 million, or 0.32% of total assets, at June 30, 2006. Banner's net charge-offs in the second quarter totaled $408,000, and the allowance for loan losses at quarter-end totaled $43.2 million, representing 1.20% of total loans outstanding.

Conference Call

Banner will host a conference call on Thursday, July 26, 2007, at 8:00 a.m. PDT, to discuss first quarter results. The conference call can be accessed live by telephone at 303-262-2142. To listen to the call online, go to the Company's website at www.bannerbank.com. An archived recording of the call can be accessed by dialing 303-590-3000, passcode 11093089# until Thursday, August 2, 2007, or via the Internet at www.bannkerbank.com.

About the Company

Banner Corporation is the parent company of Banner Bank, a commercial bank that operates a total of 77 branch offices and 13 loan offices in 28 counties in Washington, Oregon and Idaho. It is now also the parent of Islanders Bank which operates three branch offices in Washington's San Juan Islands. Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.

Statements concerning future performance, developments or events, expectations for earnings, growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that are beyond Banner's control and might cause actual results to differ materially from the expectations and stated objectives. Factors which could cause actual results to differ materially include, but are not limited to, regional and general economic conditions, management's ability to generate continued improvement in asset quality and profitability, changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, competition, loan delinquency rates, the successful operation of the newly-opened branches and loan offices, the ability to successfully complete consolidation and conversion activities, incorporate acquisitions into operations, retain key employees and achieve cost savings, changes in accounting principles, practices, policies or guidelines, changes in legislation or regulation, other economic, competitive, governmental, regulatory and technological factors affecting operations, pricing, products and services, Banner's ability to successfully resolve outstanding credit issues and other risks detailed in Banner's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2006. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. Banner undertakes no responsibility to update or revise any forward-looking statements.

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BANR - Second Quarter 2007 Results
July 25, 2007

RESULTS OF OPERATIONS	Quarters Ended			Six Months Ended
( In thousands except share and per share data )	Jun 30, 2007	Mar 31, 2007	Jun 30, 2006	Jun 30, 2007	Jun 30, 2006

INTEREST INCOME:
Loans receivable	$71,047	$61,828	$55,088	$132,875	$104,214
Mortgage-backed securities	1,535	1,775	2,011	3,310	4,094
Securities and cash equivalents	1,829	1,843	1,834	3,672	3,612

	74,411	65,446	58,933	139,857	111,920

INTEREST EXPENSE:
Deposits	32,378	27,610	20,828	59,988	38,259
Federal Home Loan Bank advances	1,164	2,277	4,141	3,441	7,267
Other borrowings	790	928	766	1,718	1,464
Junior subordinated debentures	1,969	2,454	1,973	4,423	3,801

	36,301	33,269	27,708	69,570	50,791

Net interest income before provision for loan losses	38,110	32,177	31,225	70,287	61,129

PROVISION FOR LOAN LOSSES	1,400	1,000	2,300	2,400	3,500
Net interest income	36,710	31,177	28,925	67,887	57,629

OTHER OPERATING INCOME:
Deposit fees and other service charges	4,090	2,963	2,891	7,053	5,383
Mortgage banking operations	1,808	1,355	1,454	3,163	2,606
Loan servicing fees	373	375	334	748	724
Miscellaneous	592	461	321	1,053	789

	6,863	5,154	5,000	12,017	9,502
Increase (decrease) in valuation of financial instruments carried at fair value	(1,877)	1,180	- -	(697)	- -
Total other operating income	4,986	6,334	5,000	11,320	9,502

OTHER OPERATING EXPENSE:
Salary and employee benefits	19,635	16,468	16,553	36,103	32,042
Less capitalized loan origination costs	(3,175)	(2,594)	(3,228)	(5,769)	(5,820)
Occupancy and equipment	5,106	4,352	3,938	9,458	7,732
Information / computer data services	1,767	1,369	1,285	3,136	2,585
Miscellaneous	7,966	6,476	6,813	14,442	12,020

	31,299	26,071	25,361	57,370	48,559
Insurance recovery, net proceeds	- -	- -	(5,350)	- -	(5,350)

Total other operating expense	31,299	26,071	20,011	57,370	43,209

Income before provision for income taxes	10,397	11,440	13,914	21,837	23,922

PROVISION FOR INCOME TAXES	3,286	3,627	4,555	6,913	7,775

NET INCOME	$7,111	$7,813	$9,359	$14,924	$16,147

Earnings per share
Basic	$0.49	$0.63	$0.79	$1.11	$1.36
Diluted	$0.48	$0.62	$0.77	$1.09	$1.33

Cumulative dividends declared per common share	$0.19	$0.19	$0.18	$0.38	$0.36

Weighted average shares outstanding
Basic	14,519,669	12,322,067	11,881,972	13,426,939	11,836,169
Diluted	14,791,195	12,652,459	12,196,145	13,727,889	12,161,011

Shares repurchased during the period	2,624	7,986	55,354	10,610	63,422
Shares issued in connection with acquisitions	2,592,611	- -	- -	2,592,611	250,524
Shares issued in connection with exercise of stock options or DRIP	110,820	673,395	177,940	784,215	250,524

PRO FORMA DISCLOSURES EXCLUDING THE EFFECTS OF THE CHANGE IN THE VALUATION OF FINANCIAL
INSTRUMENTS CARRIED AT FAIR VALUE AND THE 2006 INSURANCE RECOVERY
NET INCOME from above	$7,111	$7,813	$9,359	$14,924	$16,147
ADJUSTMENTS FOR CHANGE IN VALUATION OF FINANCIAL
INSTRUMENTS AND THE 2006 INSURANCE RECOVERY
Change in valuation of financial instruments carried at fair value	1,877	(1,180)	- -	697	- -
2006 insurance recovery	- -	- -	(5,350)	- -	(5,350)
Income tax provision (benefit) related to above items	(676)	425	1,926	(251)	1,926

Above items, net of income tax provision (benefit)	1,201	(755)	(3,424)	446	(3,424)

NET INCOME FROM RECURRING OPERATIONS	$8,312	$7,058	$5,935	$15,370	$12,723

Earnings per share EXCLUDING the effects of change in valuation of financial instruments carried at fair value and the 2006 insurance recovery
Basic	$0.57	$0.57	$0.50	$1.14	$1.07
Diluted	$0.56	$0.56	$0.49	$1.12	$1.05

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BANR - Second Quarter 2007 Results
July 25, 2007

FINANCIAL CONDITION
( In thousands except share and per share data )	Jun 30, 2007	Mar 31, 2007	Jun 30, 2006	Dec 31, 2006

ASSETS
Cash and due from banks	$106,803	$105,643	$105,915	$73,385
Securities -trading	182,969	218,477	- -	- -
Securities -available for sale	- -	- -	240,489	226,153
Securities -held to maturity	48,196	47,831	49,657	47,872

Federal Home Loan Bank stock	37,291	35,844	35,844	35,844

Loans receivable:
Held for sale	8,178	5,340	5,708	5,080
Held for portfolio	3,610,174	3,006,481	2,818,325	2,960,910
Allowance for loan losses	(43,248)	(36,299)	(33,618)	(35,535)

	3,575,104	2,975,522	2,790,415	2,930,455

Accrued interest receivable	24,885	22,064	19,143	23,272
Real estate owned held for sale, net	1,700	918	401	918
Property and equipment, net	87,327	63,091	52,177	58,003
Goodwill and other intangibles, net	129,126	36,248	36,298	36,287
Deferred income tax asset, net	4,764	7,609	9,780	7,533
Bank-owned life insurance	50,441	38,935	37,709	38,527
Other assets	20,443	17,593	19,172	17,317

	$4,269,049	$3,569,775	$3,397,000	$3,495,566

LIABILITIES

Deposits:
Non-interest-bearing	$455,628	$348,890	$317,515	$332,372
Interest-bearing transaction and savings accounts	1,307,680	959,593	873,019	905,746
Interest-bearing certificates	1,829,473	1,612,665	1,388,923	1,556,474

	3,592,781	2,921,148	2,579,457	2,794,592

Advances from Federal Home Loan Bank	- -	- -	368,930	177,430
Advances from Federal Home Loan Bank at fair value	33,826	93,431	- -	- -
Other borrowings	71,926	94,369	77,122	103,184

Junior subordinated debentures	- -	- -	97,942	123,716
Junior subordinated debentures at fair value	98,419	124,119	- -	- -

Accrued expenses and other liabilities	51,792	42,105	31,849	36,888
Deferred compensation	10,497	7,588	6,882	7,025
Income taxes payable	7,501	5,545	2,316	2,504

	3,866,742	3,288,305	3,164,498	3,245,339

STOCKHOLDERS' EQUITY

Common stock	278,447	161,845	132,284	135,149
Retained earnings	126,249	122,070	108,626	120,206
Accumulated other comprehensive income ( loss )	(202)	(215)	(5,532)	(2,852)
Unearned shares of common stock issued to Employee Stock
Ownership Plan ( ESOP ) trust: at cost	(1,987)	(1,987)	(2,494)	(1,987)
Net carrying value of stock related deferred compensation plans	(200)	(243)	(382)	(289)

	402,307	281,470	232,502	250,227

	$4,269,049	$3,569,775	$3,397,000	$3,495,566

Shares Issued:
Shares outstanding at end of period	15,680,486	12,979,679	12,269,578	12,314,270
Less unearned ESOP shares at end of period	240,381	240,381	301,786	240,381

Shares outstanding at end of period excluding unearned ESOP shares	15,440,105	12,739,298	11,967,792	12,073,889

Book value per share (1)	$26.06	$22.09	$19.43	$20.72
Tangible book value per share (1) (2)	$18.77	$19.25	$16.39	$17.72

Consolidated Tier 1 leverage capital ratio	9.66%	9.78%	8.76%	8.76%

(1)	- Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the ESOP.
(2) - Tangible book value excludes goodwill

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BANR - Second Quarter 2007 Results
July 25, 2007

ADDITIONAL FINANCIAL INFORMATION
( Dollars in thousands )

	Jun 30, 2007	Mar 31, 2007	Jun 30, 2006	Dec 31, 2006
LOANS ( including loans held for sale ):
Commercial real estate	$811,072	$583,478	$595,513	$596,488
Multifamily real estate	174,315	150,488	141,996	147,311
Commercial construction	87,821	97,007	95,277	98,224
Multifamily construction	35,552	45,897	56,857	39,908
One- to four-family construction	654,558	587,290	489,187	570,501
Land and land development	457,264	421,407	310,369	402,665
Commercial business	595,250	480,730	472,061	467,745
Agricultural business including secured by farmland	181,505	159,652	155,744	163,518
One- to four-family real estate	445,585	364,986	397,648	361,625
Consumer	175,430	120,886	109,381	118,005

Total loans outstanding	$3,618,352	$3,011,821	$2,824,033	$2,965,990

NON-PERFORMING ASSETS:	Jun 30, 2007	Mar 31, 2007	Jun 30, 2006	Dec 31, 2006

Loans on non-accrual status	$12,984	$13,059	$10,344	$13,463
Loans more than 90 days delinquent, still on accrual	193	55	213	593
Total non-performing loans	13,177	13,114	10,557	14,056
Real estate owned ( REO ) / Repossessed assets	1,712	958	436	918

Total non-performing assets	$14,889	$14,072	$10,993	$14,974

Total non-performing assets / Total assets	0.35%	0.39%	0.32%	0.43%

	Quarters Ended			Six Months Ended
CHANGE IN THE	Jun 30, 2007	Mar 31, 2007	Jun 30, 2006	Jun 30, 2007	Jun 30, 2006
ALLOWANCE FOR LOAN LOSSES:

Balance, beginning of period	$36,299	$35,535	$31,894	$35,535	$30,898
Acquisitions / ( divestitures )	5,957	- -	- -	5,957	- -
Provision	1,400	1,000	2,300	2,400	3,500

Recoveries of loans previously charged off	231	664	169	895	325
Loans charged-off	(639)	(900)	(745)	(1,539)	(1,105)
Net ( charge-offs ) recoveries	(408)	(236)	(576)	(644)	(780)

Balance, end of period	$43,248	$36,299	$33,618	$43,248	$33,618

Net charge-offs (recoveries) / Average loans outstanding	0.01%	0.01%	0.02%	0.02%	0.03%
Allowance for loan losses / Total loans outstanding	1.20%	1.21%	1.19%	1.20%	1.19%

DEPOSITS	Jun 30, 2007	Mar 31, 2007	Jun 30, 2006	Dec 31, 2006

Non-interest-bearing	$455,628	$348,890	$317,515	$332,372

Interest-bearing checking	461,749	345,805	338,128	327,836
Regular savings accounts	570,117	432,823	265,942	364,957
Money market accounts	275,814	180,965	268,949	212,953

Interest-bearing transaction & savings accounts	1,307,680	959,593	873,019	905,746

Three-month maturity money market certificates	176,107	187,382	195,755	178,981
Other certificates	1,653,366	1,425,283	1,193,168	1,377,493

Interest-bearing certificates	1,829,473	1,612,665	1,388,923	1,556,474

Total deposits	$3,592,781	$2,921,148	$2,579,457	$2,794,592

Included in other borrowings

Retail repurchase agreements / "Sweep accounts"	$69,726	$69,023	$60,187	$76,825

(more)

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BANR - Second Quarter 2007 Results
July 25, 2007

ADDITIONAL FINANCIAL INFORMATION
( Dollars in thousands )
( Rates / Ratios Annualized )
	Quarters Ended			Six Months Ended

OPERATING PERFORMANCE:	Jun 30,2007	Mar 31, 2007	Jun 30, 2006	Jun 30, 2007	Jun 30, 2006

Average loans	$3,413,095	$2,985,248	$2,704,856	$3,193,662	$2,607,743
Average securities and deposits	302,971	324,403	342,321	313,318	345,740
Average non-interest-earning assets	286,725	192,422	191,758	237,133	191,058

Total average assets	$4,002,791	$3,502,073	$3,238,935	$3,744,113	$3,144,541

Average deposits	$3,302,750	$2,795,532	$2,446,316	$3,043,663	$2,384,112
Average borrowings	278,366	393,136	524,058	335,856	496,452
Average non-interest-earning liabilities	60,413	48,360	35,428	54,156	33,355

Total average liabilities	3,641,529	3,237,028	3,005,802	3,433,675	2,913,919

Total average stockholders' equity	361,262	265,045	233,133	310,438	230,622

Total average liabilities and equity	$4,002,791	$3,502,073	$3,238,935	$3,744,113	$3,144,541

Interest rate yield on loans	8.35%	8.40%	8.17%	8.39%	8.06%
Interest rate yield on securities and deposits	4.45%	4.52%	4.51%	4.49%	4.49%

Interest rate yield on interest-earning assets	8.03%	8.02%	7.76%	8.04%	7.64%

Interest rate expense on deposits	3.93%	4.01%	3.41%	3.97%	3.24%
Interest rate expense on borrowings	5.65%	5.84%	5.27%	5.75%	5.09%

Interest rate expense on interest-bearing liabilities	4.07%	4.23%	3.74%	4.15%	3.56%

Interest rate spread	3.96%	3.79%	4.02%	3.89%	4.08%

Net interest margin	4.11%	3.94%	4.11%	4.04%	4.17%

Other operating income / Average assets	0.50%	0.73%	0.62%	0.61%	0.61%

Other operating expense / Average assets	3.14%	3.02%	2.48%	3.09%	2.77%

Efficiency ratio ( other operating expense / revenue )	72.63%	67.70%	55.24%	70.30%	61.18%

Return on average assets	0.71%	0.90%	1.16%	0.80%	1.04%

Return on average equity	7.90%	11.95%	16.10%	9.69%	14.12%

Return on average tangible equity (1)	10.29%	13.85%	19.07%	11.95%	16.76%

Average equity / Average assets	9.03%	7.57%	7.20%	8.29%	7.33%
(1) - Average tangible equity excludes goodwill

Operating performance for the periods presented excluding the effects of change in valuation of financial instruments carried at fair value and the 2006 insurance recovery.
Other operating income (loss) EXCLUDING change in valuation of
financial instruments carried at fair value / Average assets	0.69%	0.60%	0.62%	0.65%	0.61%

Other operating expense EXCLUDING the 2006 insurance
recovery / Average assets	3.14%	3.02%	3.14%	3.09%	3.11%

Efficiency ratio ( other operating expense / revenue ) EXCLUDING change in valuation
of financial instruments carried at fair value and the 2006 insurance recovery	69.60%	69.84%	70.01%	69.70%	68.75%

Return on average assets EXCLUDING change in valuation of financial
instruments carried at fair value and the 2006 insurance recovery	0.83%	0.82%	0.73%	0.83%	0.82%

Return on average equity EXCLUDING change in valuation of financial
instruments carried at fair value and the 2006 insurance recovery	9.23%	10.80%	10.21%	9.98%	11.13%

Return on average tangible equity EXCLUDING change in valuation of
financial instruments carried at fair value and the 2006 insurance recovery	12.03%	12.51%	12.09%	12.31%	13.20%

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